Exhibit 4.34

Termination Agreement

This Termination Agreement (this “Agreement”) is entered into as of May 3, 2016 in Beijing, the People’s Republic of China (“PRC,” for purposes of this Agreement, excluding Hong Kong, Macau and Taiwan) by and among:

Party A: Baidu Online Network Technology (Beijing) Co., Ltd., a WFOE duly organized and validly current under the PRC laws, with its registered address at 3/F, Baidu Plaza, No. 10 Shangdi 10th Street, Haidian District, Beijing

Party B: Beijing Perusal Technology Co., Ltd., a limited liability company duly organized and validly current under the PRC laws, with its registered address at A2 2F No. 17 Building Zhongguancun Software Park, 8 East Bei Wang Road (W), Haidian District, Beijing

Party C: Jiping Liu, a PRC citizen, ID No.:                                     , and

                Yazhu Zhang, a PRC citizen, ID No.:

In this Agreement, each of the Parties above are collectively referred to as the “Parties,” individually as a “Party,” and mutually as the “Other Parties.”

WHEREAS

(1)	Each Party executed the documents listed in Exhibit 1 (collectively the “Control Documents”) prior to the date hereof;

(2)	Party C is the shareholder of Party B, holding in aggregate 100% of the equity interests in Party B, of which Jiping Liu holds 80% and Yazhu Zhang holds 20% of Party B;

(3)

Jiping Liu executed a Capital Contribution Transfer Agreement dated May 3, 2016 with Zhixiang Liang and Xiaodong Wang, to transfer 50% of the equity interests in Party B to Zhixiang Liang and 30% to Xiaodong Wang; Yazhu Zhang executed a Capital Contribution Transfer Agreement dated May 3, 2016 with Xiaodong Wang to transfer the 20% equity interests it holds in Party B to Xiaodong Wang; and

(4)	Each Party agrees to terminate all of the Control Documents as agreed herein.

Upon friendly consultation, the Parties agree as follows:

1.	Termination of Control Documents

1.1	The Parties hereby irrevocably agree and acknowledge that each of the Control Documents shall terminate and cease to have any effect as of the date hereof.

1.2

As of the date hereof, each Party will cease to enjoy any of its rights under all and/or any of the Control Documents, and cease to fulfill any of its obligations under all and/or any of the Control Documents; provided, however that (1) the rights and obligations already exercised and fulfilled by the Parties based on the current Control Documents shall remain valid; (2) Party C will remain obliged to repay the entire loan already paid by Party A to Party C in accordance with the Amended and Restated Loan Agreement 5; and (3) in connection with the equity of Party B pledged by Party C to Party A under the current Control Documents, Party A, Party B and Party C shall file an application to the competent AIC where Party B is domiciled within fifteen (15) working days after the date hereof to go through the registration procedures to release the pledge on the equity.

1.3

Except otherwise provided in the above Section 1.2, each of the Parties hereby irrevocably and unconditionally waive any dispute, claim, demand, right, obligation, liability, action, contract or cause of action of any kind or nature it had, has or may have against the Other Parties hereto, arising directly or indirectly in connection with or as a result of all and/or any of the current Control Documents.

1.4

Without prejudice to the generality of the above Sections 1.2 and 1.3, as of the date hereof, each of the Parties hereby waives any commitment, debt, claim, demand, obligation and liability of any sort or nature that such Party or any of its successors, heirs, assigns or estate executors had, has or may have against the Other Parties hereto and their respective current and past directors, officers, employees, counsels and agents, affiliates of the forgoing persons and the respective successors and assigns of each of the foregoing, arising in connection with or as a result of the current Control Documents, including claims and cause of action at law or equity, whether initiated or not, absolute or contingent, known or unknown.

2.	Representations and Warranties

2.1	Mutual Representations and Warranties. Each of the Parties represents and warrants to the Other Parties that:

(1) it has full legal right, power and authority to execute this Agreement and all contracts and documents to which it is a party as mentioned herein, and the execution of this Agreement truly reflects its intention;

(2) its execution and performance of this Agreement will not constitute a breach of any organizational document to which it is a party or by which it is bound, any agreement executed or permit obtained by it, or result in its breach of or any need to obtain any judgment, ruling, order or consent issued by a court, government authority or regulatory body; and

(3) it has obtained all consents, approvals and authorizations necessary for its valid execution of this Agreement, all contracts and documents to which it is a party as mentioned herein, and for its compliance with and performance of its obligations hereunder and thereunder.

3.	Covenants

3.1

To smoothly terminate the rights and obligations under the current Control Documents, each party shall execute all documents and take all actions that are necessary or appropriate, actively assist the Other Parties in obtaining relevant government approvals and/or registration documents and go through relevant termination procedures.

4.	Dissolution and Termination of Agreement

4.1	Except for the circumstances expressly provided herein, the Parties agree that this Agreement may be dissolved or terminated:

(1) by all the Parties through negotiation, all expenses and losses thus incurred shall be borne by all the Parties respectively.

(2) by the non-defaulting Party if the purpose of this Agreement cannot be realized due to a Party’s breach of its obligations hereunder.

5.	Liabilities for Breach and Indemnification

5.1	Any Party is deemed in breach of this Agreement if it violates or fails to perform any of its representations, warranties, covenants, obligations and liabilities set forth herein.

5.2

Unless otherwise specifically agreed herein, any Party in breach of this Agreement shall indemnify the non-defaulting Parties for any cost, liabilities or any loss incurred (including without limitation any interest and lawyer’s fees payable or lost as a result of such breach). The total amount of indemnity paid by the defaulting Party to the non-defaulting Parties shall be the loss incurred by such breach.

6.	Governing Law and Dispute Resolution

6.1	The conclusion, validity, interpretation, performance and resolution of disputes hereunder shall be governed by and construed in accordance with the laws of the PRC.

6.2	All disputes arising from the performance of this Agreement or in connection with this Agreement shall be resolved by the Parties through amicable consultation.

6.3

Any Party may submit the dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in Beijing in accordance with its then effective arbitration rules and procedures. The arbitral tribunal consists of three arbitrators appointed in accordance with the arbitration rules, one designated by the claimant, one by the respondent and the third arbitrator shall be appointed by the previous two arbitrators after consultation or by the CIETAC. The arbitration shall be conducted in confidential manner and in Chinese. The arbitral award shall be final and binding upon both Parties.

6.4	During the arbitration, except the matters under dispute and pending arbitration, each Party shall continue to exercise its other rights and fulfill its other obligations hereunder.

7.	Confidentiality

7.1

The Parties shall be obliged to keep confidential this Agreement and matters relating to this Agreement and none of the Parties may disclose any matter relating hereto to a third party other than the Parties hereto without the written consent of the Other Parties, except for a disclosure:

(1) to the auditor, lawyer and such other staff engaged in the ordinary course of business, provided that such persons must be subject to a confidentiality obligation with respect to any information relating to this Agreement that is acquired during such engagement; and

(2) that relates to the materials and documents that may be otherwise accessible from a public source, or pursuant to an express requirement from a law, regulation or relevant stock exchange authority.

8.	Miscellaneous

8.1	This Agreement shall become effective upon signed by all the Parties.

8.2	The Parties may amend or modify this Agreement upon consultation among the Parties. Any such amendment or modification must be made in writing and become effective upon signed by all the Parties.

8.3

Should any provision hereof be held invalid or unenforceable, such provision shall be deemed absent without affecting the validity of the other provisions hereof, and the Parties shall negotiate to seek a new provision to the extent permissible by law to ensure that the intent of the original provision can be realized to the maximum extent.

8.4

Unless otherwise provided herein, no failure or delay in exercising any right, power or privilege hereunder by a Party shall constitute its waiver of such right, power or privilege, nor shall single or partial exercise of such right, power or privilege preclude the exercise of any other right, power and privilege.

8.5	This Agreement is made in four counterparts, one for each Party, and all counterparts shall be equally binding.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, each party hereto has executed or caused this Termination Agreement to be duly executed by its authorized representative on its behalf with immediate effect as of the date first written above.

Baidu Online Network Technology (Beijing) Co., Ltd. (stamp)

Signature:	/s/ Zhan Wang
Name: Zhan Wang
Title: Legal Representative

Signature page of Termination Agreement

IN WITNESS WHEREOF, each party hereto has executed or caused this Termination Agreement to be duly executed by its authorized representative on its behalf with immediate effect as of the date first written above.

Beijing Perusal Technology Co., Ltd.

Signature:	/s/ Zhan Wang
Name: Zhan Wang
Title: Legal Representative

Signature page of Termination Agreement

IN WITNESS WHEREOF, each party hereto has executed or caused this Termination Agreement to be duly executed by its authorized representative on its behalf with immediate effect as of the date first written above.

Jiping Liu

Signature:	/s/ Jiping Liu

Signature page of Termination Agreement

IN WITNESS WHEREOF, each party hereto has executed or caused this Termination Agreement to be duly executed by its authorized representative on its behalf with immediate effect as of the date first written above.

Yazhu Zhang

Signature:	/s/ Yazhu Zhang

Signature page of Termination Agreement

Exhibit 1

Schedule of Control Documents

No.	Document Name	Parties	Execution Date
1	Business Operating Agreement	Baidu Online Network Technology (Beijing) Co., Ltd., Beijing Perusal Technology Co., Ltd., Jiping Liu and Yazhu Zhang	June 23, 2006

2	Supplemental Articles to Business Operating Agreement	Baidu Online Network Technology (Beijing) Co., Ltd., Beijing Perusal Technology Co., Ltd., Jiping Liu and Yazhu Zhang	April 22, 2010

3	Amended and Restated Loan Agreement 5	Baidu Online Network Technology (Beijing) Co., Ltd. and Jiping Liu	December 16, 2015

4	Amended and Restated Loan Agreement 5	Baidu Online Network Technology (Beijing) Co., Ltd. and Yazhu Zhang	December 16, 2015

5	Amended and Restated Exclusive Equity Purchase and Transfer Option Agreement 5	Baidu Online Network Technology (Beijing) Co., Ltd., Jiping Liu and Beijing Perusal Technology Co., Ltd.	December 16, 2015

6	Amended and Restated Exclusive Equity Purchase and Transfer Option Agreement 5	Baidu Online Network Technology (Beijing) Co., Ltd., Yazhu Zhao and Beijing Perusal Technology Co., Ltd.	December 16, 2015

7	Voting Proxy Agreement	Baidu Online Network Technology (Beijing) Co., Ltd., Jiping Liu and Yazhu Zhang	June 23, 2006

No.	Document Name	Parties	Execution Date
8	Voting Proxy Agreement	Baidu Online Network Technology (Beijing) Co., Ltd., Jiping Liu and Yazhu Zhang	May 17, 2008

9	Amended and Restated Equity Pledge Contract 5	Baidu Online Network Technology (Beijing) Co., Ltd. and Jiping Liu	December 16, 2015

10	Amended and Restated Equity Pledge Contract 5	Baidu Online Network Technology (Beijing) Co., Ltd. and Yazhu Zhang	December 16, 2015

11	Sections 1.2, 1.3, 1.4, 1.5, 1.6 and 1.7 of Supplementary Agreement	Baidu Online Network Technology (Beijing) Co., Ltd., Beijing Perusal Technology Co., Ltd., Jiping Liu and Yazhu Zhang	September 6, 2011

12	Power of Attorney	Jiping Liu	June 23, 2006

13	Power of Attorney	Yazhu Zhang	June 23, 2006

Termination Agreement

This Termination Agreement (this “Agreement”) is entered into as of March 15, 2016 in Beijing, the People’s Republic of China (“PRC,” for purposes of this Agreement, excluding Hong Kong Macau and Taiwan) by and among:

Party A: Baidu Online Network Technology (Beijing) Co., Ltd., a WFOE duly organized and validly existing under the PRC laws, with its registered address at 3/F, Baidu Plaza, No. 10 Shangdi 10th Street, Haidian District, Beijing

Party B: Beijing Perusal Technology Co., Ltd., a limited liability company duly organized and validly existing under the PRC laws, with its registered address at A2 2F No. 17 Building Zhongguancun Software Park, 8 East Bei Wang Road (W), Haidian District, Beijing

Party C: Jiping Liu, a PRC citizen, ID No.:                     , and

                Yazhu Zhang, a PRC citizen, ID No.:

In this Agreement, each of the Parties above are collectively referred to as the “Parties,” individually as a “Party,” and mutually as the “Other Parties.”

WHEREAS

(1)	Each Party executed the documents listed in Exhibit 1 (collectively the “Control Documents”) prior to the date hereof; and

(2)	Each Party agrees to terminate all of the Control Documents as agreed herein.

Upon friendly consultation, the Parties agree as follows:

1.	Termination of Control Documents

1.1	The Parties hereby irrevocably agree and acknowledge that each of the Control Documents shall terminate and cease to have any effect as of the date hereof.

1.2

As of the date hereof, each Party will cease to enjoy any of its rights under all and/or any of the Control Documents, and cease to fulfill any of its obligations under all and/or any of the Control Documents; the Control Documents shall cease to be binding on the Parties. The Parties shall restore to the state prior to the execution of the Control Documents by sticking to the principles of fairness, reasonableness and honesty.

1.3

Except otherwise provided in the above Section 1.2, each of the Parties hereby irrevocably and unconditionally waive any dispute, claim, demand, right, obligation, liability, action, contract or cause of action of any kind or nature it had, has or may have against the Other Parties hereto, arising directly or indirectly in connection with or as a result of all and/or any of the Control Documents.

1.4

Without prejudice to the generality of the above Sections 1.2 and 1.3, as of the date hereof, each of the Parties hereby waives any commitment, debt, claim, demand, obligation and liability of any sort or nature that such Party or any of its successors, heirs, assigns or estate executors had, has or may have against the Other Parties hereto and their respective current and past directors, officers, employees, counsels and agents, affiliates of the forgoing persons and the respective successors and assigns of each of the foregoing, arising in connection with or as a result of the Control Documents, including claims and cause of action at law or equity, whether initiated or not, absolute or contingent, known or unknown.

2.	Representations and Warranties

2.1	Mutual Representations and Warranties. Each of the Parties represents and warrants to the Other Parties that:

(1) it has full legal right, power and authority to execute this Agreement and all contracts and documents to which it is a party as mentioned herein, and the execution of this Agreement truly reflects its intention;

(2) its execution and performance of this Agreement will not constitute a breach of any organizational document to which it is a party or by which it is bound, any agreement executed or permit obtained by it, or result in its breach of or any need to obtain any judgment, ruling, order or consent issued by a court, government authority or regulatory body; and

(3) it has obtained all consents, approvals and authorizations necessary for its valid execution of this Agreement, all contracts and documents to which it is a party as mentioned herein, and for its compliance with and performance of its obligations hereunder and thereunder.

3.	Covenants

3.1

To smoothly terminate the rights and obligations under the Control Documents, each party shall execute all documents and take all actions that are necessary or appropriate, actively assist the Other Parties in obtaining relevant government approvals and/or registration documents and go through relevant termination procedures.

4.	Dissolution and Termination of Agreement

4.1	Except for the circumstances expressly provided herein, the Parties agree that this Agreement may be dissolved or terminated:

(1) by all the Parties through negotiation, all expenses and losses thus incurred shall be borne by all the Parties respectively.

(2) by the non-defaulting Party if the purpose of this Agreement cannot be realized due to a Party’s breach of its obligations hereunder.

5.	Liabilities for Breach and Indemnification

5.1	Any Party is deemed in breach of this Agreement if it violates or fails to perform any of its representations, warranties, covenants, obligations and liabilities set forth herein.

5.2

Unless otherwise specifically agreed herein, any Party in breach of this Agreement shall indemnify the non-defaulting Parties for any cost, liabilities or any loss incurred (including without limitation any interest and lawyer’s fees payable or lost as a result of such breach). The total amount of indemnity paid by the defaulting Party to the non-defaulting Parties shall be the loss incurred by such breach.

6.	Governing Law and Dispute Resolution

6.1	The conclusion, validity, interpretation, performance and resolution of disputes hereunder shall be governed by and construed in accordance with the laws of the PRC.

6.2	All disputes arising from the performance of this Agreement or in connection with this Agreement shall be resolved by the Parties through amicable consultation.

6.3

Any Party may submit the dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in Beijing in accordance with its then effective arbitration rules and procedures. The arbitral tribunal consists of three arbitrators appointed in accordance with the arbitration rules, one designated by the claimant, one by the respondent and the third arbitrator shall be appointed by the previous two arbitrators after consultation or by the CIETAC. The arbitration shall be conducted in confidential manner and in Chinese. The arbitral award shall be final and binding upon both Parties.

6.4	During the arbitration, except the matters under dispute and pending arbitration, each Party shall continue to exercise its other rights and fulfill its other obligations hereunder.

7.	Confidentiality

7.1

The Parties shall be obliged to keep confidential this Agreement and matters relating to this Agreement and none of the Parties may disclose any matter relating hereto to a third party other than the Parties hereto without the written consent of the Other Parties, except for a disclosure:

(1) to the auditor, lawyer and such other staff engaged in the ordinary course of business, provided that such persons must be subject to a confidentiality obligation with respect to any information relating to this Agreement that is acquired during such engagement; and

(2) that relates to the materials and documents that may be otherwise accessible from a public source, or pursuant to an express requirement from a law, regulation or relevant stock exchange authority.

8.	Miscellaneous

8.1	This Agreement shall become effective upon signed by all the Parties.

8.2	The Parties may amend or modify this Agreement upon consultation among the Parties. Any such amendment or modification must be made in writing and become effective upon signed by all the Parties.

8.3

Should any provision hereof be held invalid or unenforceable, such provision shall be deemed absent without affecting the validity of the other provisions hereof, and the Parties shall negotiate to seek a new provision to the extent permissible by law to ensure that the intent of the original provision can be realized to the maximum extent.

8.4

Unless otherwise provided herein, no failure or delay in exercising any right, power or privilege hereunder by a Party shall constitute its waiver of such right, power or privilege, nor shall single or partial exercise of such right, power or privilege preclude the exercise of any other right, power and privilege.

8.5	This Agreement is made in four counterparts, one for each Party, and all counterparts shall be equally binding.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, each party hereto has executed or caused this Termination Agreement to be duly executed by its authorized representative on its behalf with immediate effect as of the date first written above.

Baidu Online Network Technology (Beijing) Co., Ltd. (stamp)

Signature:	/s/ Zhan Wang
Name: Zhan Wang
Title: Legal Representative

Signature page of Termination Agreement

IN WITNESS WHEREOF, each party hereto has executed or caused this Termination Agreement to be duly executed by its authorized representative on its behalf with immediate effect as of the date first written above.

Beijing Perusal Technology Co., Ltd.

Signature:	/s/ Zhan Wang
Name: Zhan Wang
Title: Legal Representative

Signature page of Termination Agreement

IN WITNESS WHEREOF, each party hereto has executed or caused this Termination Agreement to be duly executed by its authorized representative on its behalf with immediate effect as of the date first written above.

Jiping Liu

Signature:	/s/ Jiping Liu

Signature page of Termination Agreement

IN WITNESS WHEREOF, each party hereto has executed or caused this Termination Agreement to be duly executed by its authorized representative on its behalf with immediate effect as of the date first written above.

Yazhu Zhang

Signature:	/s/ Yazhu Zhang

Signature page of Termination Agreement

Exhibit 1

Schedule of Control Documents

No.	Document Name	Parties	Execution Date
1	Amended and Restated Loan Agreement 6	Baidu Online Network Technology (Beijing) Co., Ltd. and Jiping Liu	March 1, 2016

2	Amended and Restated Loan Agreement 6	Baidu Online Network Technology (Beijing) Co., Ltd. and Yazhu Zhang	March 1, 2016

3	Amended and Restated Exclusive Equity Purchase and Transfer Option Agreement 6	Baidu Online Network Technology (Beijing) Co., Ltd., Jiping Liu and Beijing Perusal Technology Co., Ltd.	March 1, 2016

4	Amended and Restated Exclusive Equity Purchase and Transfer Option Agreement 6	Baidu Online Network Technology (Beijing) Co., Ltd., Yazhu Zhao and Beijing Perusal Technology Co., Ltd.	March 1, 2016

5	Amended and Restated Equity Pledge Contract 6	Baidu Online Network Technology (Beijing) Co., Ltd. and Jiping Liu	March 1, 2016

6	Amended and Restated Equity Pledge Contract 6	Baidu Online Network Technology (Beijing) Co., Ltd. and Yazhu Zhang	March 1, 2016

7	Payment Instruction Letter	Jiping Liu	March 1, 2016

8	Payment Instruction Letter	Yazhu Zhang	March 1, 2016